Exhibit 23.1 Consent of Independent Registered Public Accounting Firm The Board of Directors AbCellera Biologics Inc. We consent to the use of: • our report dated February 24, 2026 on the consolidated financial statements of AbCellera Biologics Inc. (the “Entity”) which comprise the consolidated balance sheets as at December 31, 2025 and December 31, 2024, the related consolidated statements of loss and comprehensive loss, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2025, and the related notes (collectively the “consolidated financial statements”), and • our report dated February 24, 2026 on the effectiveness of the Entity’s internal control over financial reporting as of December 31, 2025 each of which is included in the Annual Report on Form 10-K of the Entity for the fiscal year ended December 31, 2025. We also consent to the incorporation by reference of such reports in the Registration Statements (Nos. 333-251341, 333-263025, 333-269896, 333-277192, and 333-285351) on Form S-8, and No. 333-285367 on Form S-3 of the Entity. /s/ KPMG LLP Chartered Professional Accountants February 24, 2026 Vancouver, Canada